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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712, 333-08985, 333-13519, 333-24165, 333-31183,
333-39247 and 333-43475 and Form S-8 Nos. 333-12117, 333-29759 and 333-29763)
and related Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-31183-01) and related Prospectus of Highwoods/Forsyth Limited Partnership of our report dated February 20, 1998 with respect to the consolidated financial statements and schedule of Highwoods/ Forsyth Limited Partnership included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                  /s/ ERNST & YOUNG LLP



Raleigh, North Carolina
March 27, 1998